[ ** ] Confidential treatment requested

Exhibit 10.145

ORIGINATOR MASTER COMMITMENT
FOR ENHANCED AOT
MASTER COMMITMENT [ ** ]

E-Loan, Inc.
Seller/Servicer [ ** ]

This is a Master Commitment ("Master Commitment") #[ ** ], dated August 21, 2001, by and between the Federal Home Loan Mortgage Corporation ("Freddie Mac") and E-Loan ("Originator"), Seller/Servicer #[ ** ]. This Master Commitment establishes the terms and conditions under which Mortgages originated by Originator will be eligible for purchase by Freddie Mac from Wells Fargo Home Mortgage, Inc. ("Direct Seller") under the Enhanced AOT Uttering. The sale and servicing of Mortgages under this Master Commitment shall be governed by the terms and requirements of the applicable Purchase Documents, as that term is defined in the Freddie Mac Sellers' and Servicers' Guide (the "Guide").

The provisions of Master Agreement #[ ** ] shall apply to and be incorporated into this Master Commitment.

  General Terms

    Enhanced AOT Offering. The Tri-Party Enhanced AOT Agreement, in the form attached hereto as Exhibit A, has been entered into by Originator, Direct Seller (as defined in the Enhanced AOT Agreement), and Freddie Mac and dated May 22, 2001 and is incorporated herein and made a part hereto.

    Originator has entered into this Master Commitment to originate Mortgages eligible for purchase by Freddie Mac. Under the Enhanced AOT Offering, Originator will sell such Mortgages ("Originator Mortgages") to Direct Seller with servicing released at a price to be negotiated between Originator and Direct Seller. Direct Seller will sell such Mortgages to Freddie Mac under a Master Commitment negotiated between Direct Seller and Freddie Mac ("Direct Seller AOT MC"). Under the Direct Seller AOT MC, Direct Seller will sell the Mortgages to Freddie Mac using the Required Spread negotiated between Freddie Mac and Originator and stated below.

    Defined Terms. All capitalized terms not otherwise defined herein have the meanings set forth in the Guide unless clearly indicated otherwise. This Master Commitment and all supplements and amendments shall be considered Purchase Documents.
    Eligible Mortgage Products. Originator may originate for sale by Direct Seller to Freddie Mac through this Enhanced AOT Offering, the following mortgage products (the "Mortgages"):

    15-year fixed rate Mortgages;
    20-year fixed rate Mortgages;
    and 30-year fixes rate Mortgages.

    Master Commitment Amount. The dollar amount of this Master Commitment shall be $500 million ("Master Commitment Amount").
    Delivery. Mortgages shall not be delivered by Originator to Freddie Mac under this Master Commitment. In order for Mortgages to be delivered to Freddie Mac, Originator must sell the Mortgages to Direct Seller for delivery under the Direct Seller MC. Mortgages originated by Originator and delivered under the Direct Seller MC will be applied toward the Master Commitment Amount.
    Minimum Servicing Spread. The Minimum Servicing Spread for Mortgages sold pursuant to the terms of this Master Commitment shall be [ ** ]basis points (.[ ** ] percent).
    Required Delivery Date. The sale of Mortgages to Freddie Mae through Direct Seller under the terms of this Master Commitment is optional and all deliveries shall be made by November 30, 2001.
    Purchase Tolerance/Pair-off. Purchase by Freddie Mac of at least 90 percent of the Master Commitment Amount, will constitute fulfillment by Seller of the purchase requirements under this Master Commitment. In addition, Freddie Mac shall purchase Mortgages otherwise eligible for purchase with an aggregate unpaid principal balance not to exceed 100 percent of the Master Commitment Amount. Such purchase tolerances shall apply notwithstanding the purchase tolerances set forth in Section 11.5 of the Guide.
    Required Spreads. The Required Spreads for Mortgages sold by Direct Seller to Freddie Mac under the Guarantor Program or Multilender Program are:

  15-year Fixed-rate Mortgages [ ** ]basis points
  (.[ ** ] percent)]

  20-year Fixed-rate Mortgages [ ** ] basis points
  (.[ ** ] percent)]

  30-year Fixed-rate Mortgages [ ** ]basis points
  (.[ ** ] percent)]

  These Required Spreads reflect Seller's participation in Freddie Mac's Gold Remittance Cycle.

  Originator agrees to provide Direct Seller with the Required Spreads stated above when selling Mortgages to Direct Seller for delivery to Freddie Mac under the Enhanced AOT Offering.

  Special Mortgage Provisions

    Accuracy of Information. Originator represents and warrants that all loan and servicing data provided to Direct Seller relating to the Mortgages purchased by Freddie Mae pursuant to the Enhanced AOT Offering is true, correct and complete in all respects.
    Retention of Mortgage Files. Originator represents and warrants that it shall retain a copy of the origination Mortgage file for 12 months or whatever timeframe required by applicable law or regulation, whichever is greater.
    Validation of Information. On a periodic basis, Freddie Mac will provide reports describing the Mortgages that have been sold to Freddie Mac by the Direct Seller that were originated under this Enhanced AOT Offering. Originator should review that report and notify Freddie Mac within 30 of receipt of any errors or discrepancies on the report. If Originator does not notify Freddie Mac of any errors or discrepancies, Freddie Mac will deem such Mortgages to be Originator Mortgages under the Tri-Party Enhanced AOT Agreement.

  Additional Special Provisions for this Master Commitment

  [Reserved for any special instructions the Originator needs to provide Seller or any additional terms]

  Concluding Provisions

  The terms, provisions, and any waiver(s) of Guide requirements set forth in this Master Commitment are expressly conditional upon compliance by Originator with the warranties and representations under this Master Commitment, the Guide, and the Purchase Documents. In the event of a breach by Originator of any such warranty or representation, Freddie Mac may immediately revoke this Master Commitment in whole or in part for future deliveries.

  Signature and Return

In order to accept and confirm this Master Commitment, duplicate originals of this Master Commitment must be executed by Originator and one executed original returned by September 11, 2001, to:

Federal. Home Loan Mortgage Corporation
Attention: Ruth Kuizon - Contract Specialist
21700 Oxnard Street, Suite 1900
Woodland Hills, CA 91367

IN WITNESS WHEREOF, the duly authorized officers of Originator and Freddie Mac have executed this Master Commitment as of the date first written above.

FEDERAL HOME LOAN MORTGAGE CORPORATION

By:
Patti Shumate
Director of Sales

E-LOAN, INC.

By:

Name:

Title:

Date:

rdk/122569d-EAOT.doc/LJSE-4ZK0Z6

EXHIBIT A

[RESERVED FOR FORM OF TRI-PARTY ENHANCED AOT AGREEMENT]

TRI-PARTY ENHANCED AOT AGREEMENT

This Agreement is made by and among E-Loan, Inc., S/S# [ ** ] ("Originator"), Wells Fargo Home Mortgage, Inc., S/S# [ ** ] ("Direct Seller"), and the Federal Home Loan Mortgage Corporation, ("Freddie Mac") this 22nd day of May, 2001 (the "Agreement").

RECITALS

(A) Originator and Freddie Mac desire to enter into a special Master Commitment (the "Originator MC") which contains certain terms and conditions pursuant to which Originator may originate Mortgages eligible for purchase by Freddie Mac ("Originator Mortgages");

(B) Originator and Direct Seller desire to enter into the Wells Fargo Funding Loan Purchase Agreement pursuant to which Direct Seller will purchase the Originator Mortgages from Originator and sell much Mortgages to Freddie Mac;

(C) Direct Seller and Freddie Mac desire to enter into a special Master Commitment (the "Direct Seller MC") which contains certain terms and conditions pursuant to which Direct Seller shall sell the Originator Mortgages to Freddie Mac;

(D) Originator desires to assign certain of its rights under the Originator MC to Direct Seller so that Direct Seller may incorporate the Required Spreads and other terms as necessary, into the Direct Seller MC and use the combined terms and conditions from both the Originator MC and the Direct Seller MC to sell the Originator Mortgages to Freddie Mac; and

(E) Originator, Direct Seller and Freddie Mac are all willing to participate in Freddie Mac's Enhanced AOT offering subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, mutual promises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties agree as follows:

1. The Recitals are true and correct.

2. Originator hereby assigns certain of its rights under the Originator MC to Direct Seller so that Direct Seller may incorporate the Required Spreads (and other terms necessary) from the Originator MC into the Direct Seller MC and sell the Originator Mortgages to Freddie Mac under the Direct Seller MC and Direct Seller's Seller/Servicer number. Notwithstanding the immediately preceding sentence, Originator expressly reserves the right to agree to amendments to Originator's Purchase Documents, from time to time. Originator and Direct Seller also agree that this Agreement shall be incorporated into and become part of the Originator MC, or related Originator's Master Agreement and Direct Seller's MC.

3. Direct Seller hereby accepts such assignment from Originator and agrees that Direct Seller shall sell all Originator Mortgages it purchases from Originator to Freddie Mac under the Direct Seller MC, as supplemented by the Required Spreads (and other terms as necessary incorporated from the Originator MC.

4. Direct Seller acknowledges and agrees that Originator has served the right to agree to amendments to Originator's Purchase Documents, from time to time.

5. Freddie Mac hereby gives its consent to the assignment by Originator to Direct Seller; provided that, (i) originator and Direct Seller comply with all of the requirements of this Agreement and the applicable Purchase Documents, and (ii) Originator and Direct Seller acknowledge and agree that Freddie Mac reserves the right to revoke its consent to the assignment at any time and in its sole discretion.

6. Originator and direct Seller agree that Originator shall notify Direct Seller of any amendment to Originator's purchase Documents prior to its execution of any amendment to Originator's Purchase Documents. Direct Seller acknowledges and agrees that, (i) Freddie Mac has not duty or obligation to notify Direct Seller of any amendment to Originator's Purchase Documents, (ii) Originator shall be Direct Seller's agent for purposes of receiving notice of any such amendment to Originator's Purchase Documents, (iii) Direct Seller shall be deemed to have notice of and be bound by any amendment to the Originator's Purchase Documents, and (iv) all Originator Mortgages delivered and sold by Direct Seller on or after the effective date of any such amendment shall comply with the Originator's Purchase Documents, as amended. With respect to any such amendment to the Originator's Purchase Documents, Originator represents and warrants that it has notified and, if required under the Wells Fargo Funding Loan Purchase Agreement, received approval of the terms and conditions of the amendment from Direct Seller.

7. Without changing the Originator's duty to notify direct Seller as set forth in the immediately preceding paragraph 6, Originator agrees that Freddie Mac may, as a courtesy to Direct Seller, but not as a duty or obligation, electronically transmit via the internet to Direct Seller's email address set forth below an unsigned copy of any such amendment to the Special Master Commitment(s) or Originator's other Purchase Documents. Freddie Mac shall not be responsible for the failure of any telecommunications company or cable company to properly, accurately and promptly transmit any such email.

8. Direct Seller represents, warrants and covenants that (i) as of the Delivery Date and through and including the Settlement Date, Direct Seller shall be the sole owner of the Originator Mortgages delivered to Freddie Mac and (ii) all such Mortgages are free and clear of any and all security interests, claims and encumbrances of any other party including, but not limited to, the Originator.

9. Direct Seller agrees that it shall, (i) as of the Settlement Date, convey and transfer to Freddie Mac all of Direct Seller's right, title and interest in the Originator Mortgages delivered to Freddie Mac, and (ii) on and after the Settlement Date, service the Originator Mortgages.

10. Originator acknowledges and agrees that Originator has received from Direct Seller the reasonably equivalent value of and the fair consideration for the Originator Mortgages and Originator has no right, title or interest in the Originator Mortgages or the servicing rights to such Mortgages.

11. Originator represents and warrants to Direct Seller and their successor and/or assigns that all Originator Mortgages comply with all of Freddie Mac's requirements in Originator's Purchase Documents including, but not limited to, requirements regarding loan documentation, legal enforceability, first lien priority status, the Borrower's income and credit qualifications, the Borrower's source and amount of downpayment, the value and acceptability of the collateral and overall Mortgage eligibility. originator represents and warrants to Direct Seller that, with respect to each mortgage sold to Direct Seller under the Wells Fargo Funding Loan Purchase Agreement, the Originator has provided Direct Seller with all data, information and detail necessary to process the delivery of the mortgage to Freddie Mac. such data, information and detail shall include, but not be limited to, those items described in Chapter 17 of the Freddie Mac Single-Family Seller/Servicer Guide.

12. Originator and Direct Seller acknowledge and agree that Freddie Mac's purchase of the Originator Mortgages from Direct Seller shall be in complete reliance upon Originator's representations and warranties in the immediately preceding paragraph 11. Originator agrees that Freddie Mac, as the assignee of Direct Seller, shall have the right to pursue its remedies under Originator's Purchase Documents directly against Originator. Furthermore, Originator agrees that Freddie Mac (i) is the intended beneficiary of Originator's representations and warranties under the Originator's Purchase Documents and this Agreement and (ii) shall not be required to first pursue any remedies for misrepresentation or breach of warranty against Direct Seller before pursuing its rights and remedies against Originator. Originator also agrees that Freddie Mac's rights as an intended beneficiary of Originator's representation and warranties shall vest on the Settlement Date.

13. In the event Freddie Mac determines that any representation by Originator is untrue or that any of Originator's warranties have been breached, Freddie Mac will pursue its remedies under the Purchase Documents directly against Originator. Originator and Freddie Mac acknowledge and agree that Freddie Mac will not hold Direct Seller responsible for any misrepresentation or breach of warranty by Originator with respect to any Originator Mortgage regarding loan documentation, legal enforceability, first lien priority status, the Borrower's income and credit qualifications, the Borrower's source and amount of downpayment, the value and acceptability of the collateral or overall Mortgage eligibility. to accommodate Freddie Mac quality control reviews, Originator agrees to retain copies of the origination file of each Originator Mortgage for a period of 12 months after the Originator Mortgage's origination date, or the amount of time required by law or regulation, whichever is greater.

14. Originator, Direct Seller and Freddie Mac agree that as of the Settlement Date:

(i) Originator shall be solely responsible for all representations, warranties, covenants and requirements under the Originator's Purchase Documents with respect to loan documentation, legal enforceability, first lien priority status, the Borrower's income and credit qualifications, the Borrower's source and amount of downpayment, the value and acceptability of the collateral and the overall eligibility of each Originator Mortgage. Notwithstanding any provisions of the Originator Purchase Documents to the contrary, Originator shall remain solely responsible for all such representations, warranties covenants and requirements with Freddie Mac specifically and expressly releases Originator in writing;

(ii) Direct Seller shall be fully responsible for, (A) all representations, warranties, covenants and requirements regarding the delivery of Mortgage loan documents and loan data, Note endorsements, and mortgage file contents under the Direct Seller's Purchase Documents and (B) the representation, warranties and covenants made hereunder, and

(iii) Direct Seller shall be fully responsible for, (A) all servicing representations, warranties, covenants and requirements regarding the Direct Seller's Purchase Documents and (B) the representation, warranties and covenants made hereunder.

15. In the event of a transfer of servicing of any Originator Mortgages, (i) Originator shall continue to be fully and solely responsible for all representations, warranties, covenants and requirements under the Originator's Purchase Documents with respect to the loan documentation, legal enforceability, first lien priority status, the Borrower's income and credit qualifications, the Borrower's source and amount of downpayment, the value and acceptability of the collateral and the overall eligibility of each Originator Mortgage until Freddie Mac specifically and expressly releases Originator in writing, notwithstanding any provision of the Guide, Form 960, Form 981 or other Originator Purchase Documents to the contrary; and (ii) the servicing transferor shall be released from the servicing representations, warranties covenants and requirements in accordance with Freddie Mac's Guide requirements.

16. Notwithstanding anything contained in this Agreement or the Originator Purchase Documents to the contrary, the Servicer of the Originator Mortgages will always be solely responsible for providing Freddie Mac's Quality Control Department with mortgage loan files in accordance with the Guide requirements.

17. The parties hereto agree that capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Freddie Mac Single-Family Seller/Servicer Guide, as amended and supplemented by Freddie Mac Sellers' and Servicers' Bulletins published prior to the date of the Master Agreement. References to chapters or sections of the Guide shall be deemed to be references to such chapters or sections as Enhanced by Freddie Mac Sellers' and Servicers' Bulletins.

18. In the event that (i) Originator and Direct Seller fail to comply with the provisions of this Attachment, or (ii) there is a breach of warranty or a representation made under this Agreement or other applicable Purchase Documents is determined to be same, Freddie Mac may, at its option and in its sole discretion, exercise any of its remedies at law or under the applicable Purchase Document, including, but not limited to, the right to terminate a parties Master Agreement and any Master Commitments issued thereunder upon written notice to the affected party.

19. This Agreement will terminate upon the earlier of (i) 90 days from written notice to the parties by Freddie Mac, or (ii) the termination dates contained in the Originator's Master Agreement incorporating this Agreement.

20. Notices shall be sent, faxed or electronically transmitted as follows:

(a) To Originator:

Mr. Steve Majerus
Vice President
E-Loan, Inc.
5875 Arnold Road
Dublin, CA 94568

(b) To Direct Seller:

Ms. Mary Blue
Senior Vice President
Wells Fargo Home Mortgage, Inc.
100 South 5th Street
Minneapolis, MN 55402

(c) To Freddie Mac:

Mr. Brian Swan
Director of Customer Services
Freddie Mac
333 West Wacker, Suite 2500
Chicago, IL 60606

21. Originator and Direct Seller agree that the terms of this Agreement are hereby deemed to be "confidential information" as described in Section 2.16 of the Guide and further agree to comply with the confidentiality requirements set forth therein.

22. Originator and Direct Seller hereby indemnify and hold Freddie Mac harmless from and against any damages, liabilities, judgments, claims, counterclaims or defenses to which Freddie Mac may become subject, which arise out of or occur in connection to this Agreement.

IN WITNESS WHEREOF, Originator, Direct Seller and Freddie Mac have caused this agreement to be executed by their duly authorized representatives as of the date first set forth above.

FEDERAL HOME LOAN MORTGAGE CORPORATION

By:
Brian L. Swan
Director of Customer Services

E-LOANS, INC.

By:

Type Name: V. P. Secondary Marketing

Title: V.P. Secondary Marketing

Date: 5/23/01

WELLS FARGO HOME MORTGAGE, INC.

By:

Type Name: Mary Blue

Title: Senior Vice President

Date: June 15, 2001

s:\mktg\wells fargo\2001\enhanced aot\e-loans\tri- party.doc

ORIGINATOR MASTER COMMITMENT FOR
ENHANCED AOT OFFERING
MASTER COMMITMENT NUMBER [ ** ]

E-Loan, Inc.

Dated: August 21, 2001

MASTER COMMITMENT #[ ** ]

SECTION I. GENERAL TERMS

SECTION II. SPECIAL MORTGAGE PROVISIONS

SECTION III. ADDITIONAL SPECIAL PROVISIONS FOR THIS MASTER COMMITMENT

SECTION IV. CONCLUDING PROVISIONS

SECTION V. SIGNATURE AND RETURN

EXHIBIT A - TRI-PARTY ENHANCED AOT AGREEMENT